UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/18/2012

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On June 18, 2012, Discovery Communications, Inc. (the "Company") received a notice of deficiency from The NASDAQ Stock Market LLC ("NASDAQ") indicating that the Company is not in compliance with NASDAQ's audit committee requirements as set forth in NASDAQ Listing Rule 5605.

   NASDAQ Listing Rule 5605 requires that the Company's audit committee comprise at least three independent directors. The Company's noncompliance with this requirement results from the previously announced resignation of Lawrence Kramer from the Company's board of directors and the Company's audit committee, effective June 1, 2012. Due to Mr. Kramer's resignation, the Company's audit committee currently comprises two members, each of whom is independent for purposes of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

   Consistent with NASDAQ Listing Rule 5605(c)(4), NASDAQ has provided the Company a cure period to regain compliance until the earlier of the next annual meeting of the Company's stockholders (currently anticipated to be held in May 2013) or June 3, 2013; however, if the next annual meeting of the Company's stockholders is held before November 28, 2012, then the Company must evidence compliance no later than November 28, 2012.

   The Company expects to regain compliance with NASDAQ Listing Rule 5605 prior to the end of the cure period described above by appointing an additional independent director to the Company's audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: June 22, 2012	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer and General Counsel